Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report: September 22, 2008

FORD SPOLETI HOLDINGS, INC.
 (Name of Registrant as specified in its charter)

Nevada	000- 1437476	20-1144153
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

248 RT. 25A
SUITE 73
EAST SETAUKET NY 11733
 (631) 246-8184
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On September 22, 2008, the Registrant sold its remaining 40% interest in the commercial office building located at 140 Belle Mead Road, Setauket, NY (the ÒPropertyÓ) to 140 Belle Mead LLC, for a total purchase price of $725,000.  The Registrant had previously sold a 60% interest in the Property to the same purchaser.  There is no material relationship between the purchaser and the Registrant or any of the Registrant’s officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ford Spoleti Holdings, Inc.

Dated: December 3, 2008		/s/ Anne Ford-Spoleti
	By:	Anne Ford-Spoleti, President